Exhibit 5


                     Nixon, Hargrave, Devans & Doyle LLP
                      Attorneys and Counselors at Law
                               Clinton Square
                            Post Office Box 1051
                       Rochester, New York 14603-1051
                               (716) 263-1000
                             Fax: (716)263-1600

                              April 9, 1998




Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York  14604


Gentlemen:

   We have acted as counsel to Home Properties of New York, Inc.
(the "Company") in connection with the Registration Statement on Form
S-3 (the "New Registration Statement") which relates to the issuance of an additional 900,000 shares (the "Additional Shares") of Common
Stock, par value $.01 per share, under the Company's Amended and Restated Dividend Reinvestment,
Stock Purchase, Resident Stock Purchase and Employee Stock Purchase
Plan (the "Plan"). The New Registration Statement supplements and amends the prospectus contained Registration Statement on Form S-3, Registration Nos. 33-96004 and 333-43303 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Plan.

   Based upon the foregoing, it is our opinion that the Additional Shares have been duly authorized, and, after the Additional Shares shall have been issued and delivered as
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described in such New Registration Statement and the Plan and the consideration therefor shall have been received by the Company, such Additional Shares will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the above-referenced New Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus contained in such Registration Statement.

                                     Very truly yours,

                                     /s/ Nixon, Hargrave, Devans
                                         & Doyle LLP